LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

             PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY II LLC

                                   Dated as of
                                  June 15, 2001

          The undersigned (the "Members,") hereby agree to form and hereby form, as of the date and year first above written, a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, which shall be governed by, and operated pursuant to, the terms and provisions of this Limited Liability Company Agreement (the "Agreement").

                                   ARTICLE I

                               General Provisions

          Section 1.1 Definitions. For the purposes of this Agreement:

          (a) "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

          (b) "Affiliate" shall have the meaning as set forth in the Investment Company Act.

          (c) "AFR Rate" shall mean the fixed rate of return equal to the long-term "applicable federal rate" (within the meaning of section 1274(d) of the Code and the Treasury Regulations thereunder), compounded semi-annually, as of the date of the first Initial Closing.

          (d) "AFR Return" shall have the meaning set forth in Section 4.2(b).

          (e) "Agreement" shall have the meaning set forth in the preamble.

          (f) "Business Day" shall mean any day other than (i) Saturday or Sunday and (ii) any other day on which banks located in New York City are required or authorized by law to remain closed.

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          (g) "Capital Account" shall have the meaning set forth in Section 3.2.

          (h) "Capital Commitment" shall mean, with respect to any Profits Member, the amount set forth opposite such Member's name and designated as such in the books of the Company.

          (i) "Capital Contribution" shall mean, with respect to the Managing Member or any Profits Member, the amount contributed to the capital of the Company pursuant to this Agreement.

          (j) "Cause" means misappropriation of assets of Putnam or any Subsidiary, willful misconduct in the performance of the duties of the Profit Member's position, refusal to perform the duties of the Profit Member's position, violation of the Profit Member's Non-Solicitation Agreement or Confidentiality Agreement or other restrictive covenant with Putnam or any Subsidiary, violation of the Putnam Code of Ethics, violation of rules and regulations issued by any regulatory authority, breach of fiduciary duty or breach of trust, willful violation of an important Putnam policy, conviction of a felony, imprisonment for any crime, or any other action likely to bring substantial discredit to Putnam.

          (k) "Change in Control of MMC" means the first to occur of the following events after the date of this Agreement:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of
          MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding voting securities; or

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of MMC (the "MMC Board"), and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (i), (iii), or (iv) of this definition whose election by the MMC Board or nomination for election by MMC's stockholders was approved by a vote of at least two-


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          thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

               (iii) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such a merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of MMC's then outstanding securities; or

               (iv) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect).

          (l) "Change in Control of Putnam" means the first to occur of the following events after the date of this Agreement:

               (i) MMC approves a plan of complete liquidation of Putnam or a sale or other disposition of all or substantially all of its assets to an entity of which MMC holds less than 50% of the voting power of securities; or

               (ii) MMC, together with its subsidiaries, trustees or other fiduciaries holding securities of Putnam under an employee benefit plan maintained by MMC or by a subsidiary of MMC, ceases for any reason (including by reason of a sale or other disposition, including a spinoff or public offering) to be a beneficial owner of securities of representing more than 50% of the voting power of the securities of Putnam.

          (m) "Closing" shall mean the Initial Closing and any date as of which the Managing Member shall admit one or more additional members to the Company.

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          (n) "Code" shall have the meaning set forth in Section 2.2(h).

          (o) "Company" shall have the meaning set forth in the preamble.

          (p) "Confidentiality Agreement" shall mean the Confidentiality Agreement or any similar agreement or provision in effect from time to time between the Profits Member and the Managing Member or any of its Affiliates.

          (q) "Employee" shall mean a person who is employed by Putnam or any of its subsidiaries at the time such person receives a Profits Interest in the Company.

          (r) "Fiscal Period" shall mean the period commencing on the Initial Closing, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of business on the first to occur of (i) December 31 of such period and (ii) any other day as determined in the sole and absolute discretion of the Managing Member.

          (s) "Fiscal Year" shall have the meaning set forth in Section 1.3.

          (t) "Indemnified Persons" shall have the meaning set forth in Section 2.7(a).

          (u) "Initial Closing" means the first date as of which the Company receives the initial Capital Contributions from or on behalf of Members.

          (v) "Interests" shall mean the interest of a Member in the profits and losses of the Company, such Member's right to receive distributions of the Company's assets and all other rights and obligations of such Member under this Agreement.

          (w) "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          (x) "Majority of the Unaffiliated Interests" means the Members (other than the Managing Member, its Affiliates, and any member that is not entitled to vote on or consent to any matter) who, at the time in question, have Capital Commitments aggregating more than 50% of all Capital Commitments of the Members (other than the Managing Member, its Affiliates and any member that is not entitled to vote on or consent to any matter).

          (y) "Managing Member" shall have the meaning set forth in Section 1.5(b).

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          (z) "Managing Member Capital Commitment" shall have the meaning set forth in Section 3.1(a).

          (aa) "Marketable Securities" shall mean securities that are (i) traded on an established U.S. national or non-U.S. securities exchange or (ii) reported through NASDAQ or a comparable established non-U.S. over-the-counter trading system or (iii) otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act of 1933, as amended ("Securities Act"), in each case that the Managing Member believes are marketable at a price approximating their value as determined in Section 3.6 within a reasonable period of time and are not subject to restrictions on transfer under the Securities Act or other applicable securities laws or subject to contractual restrictions on transfer.

          (bb) "Members" shall mean the Managing Member and the Profits Members set forth on Schedule A hereto.

          (cc) "MMC" means Marsh & McLennan Companies, Inc., a Delaware corporation, and any successor thereto.

          (dd) "Net Loss" shall mean the net loss of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, PROVIDED that such loss shall be decreased by the amount of all income during such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

          (ee) "Net Profit" shall mean the net income of the Company with respect to a Fiscal Period, as determined for federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

          (ff) "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

          (gg) "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

          (hh) "Non-Solicitation Agreement" shall mean the Non-Solicitation Agreement or any similar agreement or provision in effect from time to time between the Profits Member and the Managing Member or any of its Affiliates.

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          (ii) "Partner Nonrecourse Debt" shall have the meaning set forth in
Treasury Regulations Section 1.704-2(b)(4).

          (jj) "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

          (kk) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(1).

          (ll) "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(2).

          (mm) "Pass-Thru Member" shall have the meaning set forth in Section
8.3.

          (nn) "Percentage Interest" shall mean, with respect to a Profits Member, a fraction, the numerator of which is the amount of such Member's Capital Commitment and the denominator of which is the sum of all Profits Members' Capital Commitments.

          (oo) "Person" shall mean any natural person, corporation, partnership, trust, limited liability company or other entity.

          (pp) "Portfolio Investment" shall mean any investment made by the Company, other than a Temporary Investment.

          (qq) "Profits Interest" shall mean interest in the Company held by a Profits Member.

          (rr) "Profits Member" shall have the meaning set forth in Section 1.5(a).

          (ss) "Putnam" shall mean Putnam Investments LLC, a Delaware Limited Liability Company, and any successor thereto.

          (tt) "Regulatory Allocations" shall have the meaning set forth in
Section 3.3(b).

          (uu) "Retirement" shall mean, as to a Profits Member, a termination of the Profits Member's employment under circumstances that the Committee, as described in the Putnam Investments LLC Equity Partnership Plan, determines as qualifying as retirement for purposes hereof and not inconsistent with the treatment of the Managing Member's other plans.

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          (vv) "Special Termination" shall mean termination of a Profits
Member's employment by reason of death, Total Disability or Retirement.

          (ww) "Tax Matters Member" shall have the meaning set forth in Section 8.3.

          (xx) "Temporary Investments" shall mean investments in (i) cash or cash equivalents, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (iii) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Company the highest or second highest rating obtainable from either Standard & Poor's Ratings Services or Moody's Investors Services, or their respective successors, (iv) interest bearing accounts at a registered broker-dealer, (v) money market mutual funds, (vi) certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia, each having at the date of acquisition by the Company combined capital and surplus of not less than $100 million, (vii) overnight repurchase agreements with primary Federal Reserve Bank dealers collateralized by direct U.S. Government obligations, (viii) short- and medium-term fixed income investments paying interest exempt, in the opinion of counsel to the issuer thereof, from federal income tax, (ix) pooled investment funds or accounts that invest only in securities or instruments of the type described in (i) through (viii).

          (yy) "THL Fund V" shall mean the Thomas H. Lee Equity Fund V, L.P.

          (zz) "Total Disability" means, as to any Profits Member, a total disability within the meaning of any long-term disability plan maintained for the benefit of the Profits Member or, if the Profits Member is not covered by such disability plan, then as determined by the Managing Member. A person will be considered to have terminated employment due to his or her "Total Disability" on the first day of his or her continuous absence from work on account of the disability supporting his or her certification as having a Total Disability.

          (aaa) "Treasury Regulations" shall mean the income tax regulations promulgated under the Code, as amended, reformed or otherwise modified from time to time.

          Section 1.2 COMPANY NAME. The Company shall do business under the name of Putnam Investments Employees' Securities Company II LLC or such other name as the Managing Member may select from time to time.

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          Section 1.3 FISCAL YEAR. The fiscal year of the Company ("Fiscal
Year") shall end on December 31 of each year (or such other day as determined in the sole and absolute discretion of the Managing Member).

          Section 1.4 PRINCIPAL OFFICE. The principal office of the Company shall be at One Post Office Square, Boston, Massachusetts 02109, or such other place as may from time to time be designated by the Managing Member. The Managing Member shall give prompt notice of any change to each Member.

          Section 1.5 MEMBERS, LIABILITY OF MEMBERS.

          (a) The names of all of the Members other than the Managing Member (the "Profits Members") are set forth in Part II of Schedule A hereto.

          (b) The Member who is designated in Part I of Schedule A as the Managing Member (the "Managing Member") shall be the Managing Member.

          (c) Except as may be otherwise provided by the Delaware Limited Liability Company Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

          Section 1.6 PURPOSES OF COMPANY.

          (a) The Company is organized for the purpose of (i) making direct, side-by-side co-investments, to the extent practicable, with the THL Fund V and
(ii) engaging in all activities and transactions as the Managing Member may deem reasonably necessary, advisable or incidental in connection therewith, including, without limitation:

                    (A) to place record title to, or the right to use, Company assets in, the name or names of one or more nominees (corporate or otherwise) or trustees for any purpose convenient or beneficial to the Company;

                    (B) to have its business and affairs managed by the Managing
               Member, subject to and in accordance with Article II;

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                    (C) to engage third parties to provide administrative
               services to the Company or for any other permissible activity;
               and

                    (D) to engage personnel and employees of the Company, the
               Managing Member or its affiliates, whether part-time or full-time, to engage attorneys, independent auditors or such other persons as the Managing Member may deem necessary or advisable, and to do all such other acts as the Managing Member, or such personnel or employees acting within the scope of authority granted to them by the Managing Member or this Agreement, may deem necessary or advisable in connection with carrying out the business of the Company including, without limitation, subject to the supervision of the Company, to offer and sell interests in the Company to prospective investors in accordance with the Securities Act, as amended or any exemption thereunder and all applicable state securities or blue sky laws with such sales charges payable by the Managing Member and to do all things necessary or appropriate in connection with making such offers and sales.

          Section 1.7 ASSIGNABILITY OF INTEREST.

          (a) Except with the express written consent of the Managing Member, which may be withheld in its sole and absolute discretion, a Profits Member may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of its interest in the Company in whole or in part to any Person. Any assignment, sale, transfer, pledge, hypothecation or other disposition made in violation of this Section 1.7 shall be void and of no effect. Furthermore, no transferee of an Interest shall become a Profits Member except upon admission pursuant to Section 5.1 upon the consent of the Managing Member which may be withheld in its sole and absolute discretion.

          (b) Without the consent of a Majority of the Unaffiliated Interests, the Managing Member may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of its interest in the Company, as Managing Member, as a whole or in part, to any Person, unless, immediately prior to and after such assignment, sale, transfer, pledge, hypothecation or other disposal, such Person was controlled by the Managing Member or by the Person or Persons who controlled the Managing Member immediately prior to such transaction.

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          Section 1.8 REGISTERED OFFICE AND AGENT IN DELAWARE. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, which may be changed by the Managing Member from time to time in its sole and absolute discretion. The name of its registered agent at that address is The Corporation Trust Company. The Company may from time to time have such other place or places of business within or without the State of Delaware as may be designated by the Managing Member.

                                   ARTICLE II

                              Management of Company

          Section 2.1 MANAGEMENT GENERALLY. The management of the Company shall be vested exclusively in the Managing Member. The Profits Members shall have no part in the management of the Company, and shall have no authority or right in their capacity as Profits Members to act on behalf of the Company in connection with any matter. Employees of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Managing Member acting as the equivalent of the board of directors of a corporation or as expressly authorized by this Agreement.

          Section 2.2 AUTHORITY OF MANAGING MEMBER. The Managing Member shall have the power by itself on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company set forth in Section 1.6 and to perform all acts and enter into and perform all contracts and other undertakings necessary or advisable or incidental thereto, including, without limitation, the power to:

          (a) exercise with full discretion to purchase, sell and exercise voting or consent rights with respect to all instruments, investments and other property in which the Company assets may be invested and otherwise on such terms and conditions as the Managing Member shall determine, including but not limited to the power to invest funds held by the Company in Temporary Investments pending investment in Portfolio Investments, pending distributions or for any other purpose;

          (b) open, maintain and close accounts with brokers, dealers, banks, currency dealers and others, including the Managing Member and its affiliates, and issue all instructions and authorizations to entities regarding the purchase and sale or entering into, as the case may be, of securities, certificates of deposit, bankers acceptances, agreements for the borrowing and lending of portfolio securities and other assets, instruments and investments for the purpose of seeking to achieve the Company purposes as well as to facilitate capital contributions, distributions,


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withdrawals, the payment of Company expenses and the business and affairs of the
Partnership in general;

          (c) open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

          (d) acquire, lease, sell, hold or dispose of any assets, liabilities or investments in the name or for the account of the Company or enter into any contract or endorsement in the name or for the account of the Company with respect to any such assets or investments or in any other manner bind the Company to acquire, lease, sell, hold or dispose of any such assets or investments whatsoever on such terms as the Managing Member shall determine and to otherwise deal in any manner with the assets of the Partnership in accordance with the purposes of the Managing Member;

          (e) borrow money from any source or with any party, upon such terms and conditions as the Managing Member may deem advisable and proper, to execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and to secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of property then owned or thereafter acquired by the Company, and refinance, recast, modify or extend any of the obligations of the Company and the instruments securing those obligations;

          (f) employ, retain, or otherwise secure or enter into contracts, agreements and other undertakings with persons in connection with the management and operation of the Company's business, including, without limitation, any attorneys and accountants, and including, without limitation, contracts, agreements or other undertakings and transactions with the Managing Member, any other Member or any person controlling, under common control with or controlled by the Managing Member or any other Member, all on such terms and for such consideration as the Managing Member deems advisable; provided, however, that any such contracts, agreements or other undertakings and transactions with the Managing Member or any other Member or any person controlling, under common control with or controlled by the Managing Member or any other Member shall be on terms and for consideration which are arm's-length and fair to the parties consistent with the fiduciary standards applicable to the Managing Member and shall also be subject to the terms of Section 2.5 to the extent applicable;

          (g) take any and all action which is permitted under the Delaware Limited Liability Company Act and which is customary or reasonably related to the business of the Company;

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          (h) make such elections under the Internal Revenue Code of 1986, as amended (the "Code"), and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and expense, and as to all other relevant matters, as the Managing Member deems necessary or appropriate, including, without limitation, the election referred to in Section 754 of the Code, determination of which items are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company;

          (i) bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Company;

          (j) deposit, withdraw, invest, pay, retain and distribute the Company's funds in a manner consistent with the provisions of this Agreement;

          (k) cause the Company to carry such indemnification insurance as the Managing Member deems necessary to protect it and any other individual or entity entitled to indemnification by the Company pursuant to Section 2.7;

          (l) do any and all acts on behalf of the Company, and exercise all rights and perform all obligations of the Company, with respect to its interest in any property or any Person, including, without limitation, the voting of securities, the filing of reports and other documents with governmental authorities and self-regulatory organizations, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

          (m) authorize any officer, director, employee or other agent of the Managing Member or any employee or agent of the Company to act for and on behalf of the Company in any or all of the foregoing matters and all matters incidental thereto as fully as if such person were the Managing Member;

          (n) create any classes of Members having such relative rights, powers and duties as may from time to time be established by the Managing Member, so long as such relative rights, powers and duties do not adversely affect any of the rights, powers and duties of any Members who are Members at the time of the creation of such classes, and to amend, without the consent of any of the Members, the terms and provisions of this Agreement to reflect such relative rights, powers and duties as are applicable to such classes which have been created pursuant to this Section 2.2(n).

          (o) appoint persons to act as officers of the Company as desirable, necessary or appropriate; and

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          (p) make any determinations required hereunder including but not limited to determinations of amounts attributable to Portfolio Investments; amounts not attributable to Portfolio Investments; whether a disposition had been complete or partial; and amounts credited or debited to each Capital Account with respect to each Portfolio Investment.

          Section 2.3 MEETINGS. There shall be no meetings of the Members unless called by the Managing Member.

          Section 2.4 RELIANCE BY THIRD PARTIES. Persons dealing with the Company are entitled to rely conclusively upon the certificate of the Managing Member or any officer to which it delegates authority to the effect that it is then acting as the Managing Member of one or more classes or such agent with respect to one or more classes and upon the power and authority of the Managing Member and any employee or agent of the Managing Member or the Company as herein set forth.

          Section 2.5 ACTIVITIES OF MANAGING MEMBER AND AFFILIATES; CONFLICTS OF INTEREST.

          (a) The Managing Member, its officers, directors, managers, employees or other agents and agents and employees of the Company shall devote so much of their time to the affairs of the Company as in their judgment the conduct of the Company business shall reasonably require and the Managing Member, its officers, directors, managers, employees or agents and agents and employees of the Company shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. Notwithstanding anything to the contrary in this Agreement, the officers, directors, managers and employees of the Managing Member and any Person controlling, under common control with or controlled by the Managing Member and any employees of the Company will be permitted to perform similar duties for any entity.

          (b) Nothing herein contained shall be deemed to preclude the Managing Member or its Affiliates, its officers, directors, managers, employees or other agents or agents of any of them or employees of the Company, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, commodities, futures, currency, currency units and forward currency or currency unit contracts or any other asset and any interests therein for their own accounts or for the account of any other Person, whether as investment manager, dealer, broker or otherwise. No Member shall, by reason of being a Member in the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Managing Member or its Affiliates, or its officers, directors, manag-


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ers, employees or other agents, from the conduct of any business other than the business of the Company or from the conduct of any activities for any account other than that of the Company.

          (c) The Managing Member may, in its sole and absolute discretion, allocate investment opportunities that are appropriate for more than one entity or account sponsored or managed by the Managing Member or its Affiliates in a manner determined to be fair to such entities by the Managing Member acting in good faith in accordance with applicable fiduciary standards. The Managing Member shall have the right to cause the Company or other entities that the Company controls or invests in to do business with any other investment partnership of which the Managing Member is the managing member, general partner, manager or performs similar functions or entities which such other partnership controls or invests in, in each case, in its sole and absolute discretion. The Managing Member shall have the right to cause the Company to execute trades in securities and other instruments with or through the Managing Member or any of its affiliates so long as such transactions substantially comply with all applicable regulatory requirements and represent "best execution" in the good faith judgment of the Managing Member, taking into account all factors pertinent to the transaction.

          (d) Except as discussed in the offering documents provided to investors prior to subscribing (as to which consent shall be deemed to have been given), the Managing Member and its Affiliates may not, acting as principal, purchase from or sell to the Company any securities unless the Managing Member shall have disclosed to the Members, prior to completion of such transaction, the pertinent details thereof and its interest therein and received the consent of Members holding a Majority of the Unaffiliated Interests. The Managing Member and its Affiliates may engage in agency cross transactions (as defined for purposes of the Advisers Act) with the Company if the Managing Member and its Affiliates comply with all pertinent provisions of such Act and the rules and regulations thereunder and all other pertinent laws and regulations; provided, that the Company shall have authority to revoke the foregoing authority by a resolution adopted by Members holding a Majority of the Unaffiliated Interests.

          Section 2.6 EXCULPATION. No Indemnified Person shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the willful misfeasance, bad faith or gross negligence of the Indemnified Person. Each Indemnified Person may consult with counsel and accountants in respect of Company affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants reasonably selected. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.6 shall not be


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construed so as to relieve (or attempt to relieve) any Indemnified Person of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 2.6 to the fullest extent permitted by law.

          Section 2.7 INDEMNIFICATION OF MANAGING MEMBER AND OTHERS.

          (a) The Company, out of its own assets and not out of the assets of any Member (except as provided in Section 2.7(b) below), shall indemnify and hold harmless the Managing Member, its Affiliates and any of their respective officers, directors, managers, members, shareholders, employees or agents, and/or the legal representatives and any officer, employee or agent of the Company and any member of any advisory board to the Managing Member or the Company (herein collectively called the "Indemnified Persons"), to the fullest extent permitted by law from and against any loss, expense, judgment, settlement cost, fee and related expenses (including attorneys' fees and expenses), costs or damages suffered or sustained by reason of being or having been the Managing Member, an officer, director, member, employee or agent (or a legal representative or controlling person of) of the Managing Member, or any officer, employee or agent of the Company or any member of any advisory board to the Managing Member or the Company, or arising out of or in connection with action or failure to act on the part of such Indemnified Person unless such act or failure to act was the result of the willful misfeasance, bad faith or gross negligence of such Indemnified Person. To the extent that such costs and expenses are directly attributable to a particular class, such costs and expenses shall be borne entirely by such class; such costs and expenses not attributable to any one class will be allocated pro rata. The Company shall, upon advice of counsel that such Indemnified Person is not likely not to be entitled to such indemnification, advance to any Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct including any costs and expenses incurred in enforcing the indemnification under this Section
2.7. The Managing Member hereby agrees and each other Indemnified Person shall agree in the event that such an advance is made by the Company, it will be subject to repayment to the extent that it is finally judicially determined that the Indemnified Person was not entitled to indemnification under this Section 2.7.

          (b) Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action that it determines to be necessary or appropriate to cause the Company or any class of the Company to comply with any Federal, state, local and foreign withholding requirement with respect to any payment, allocation, or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Managing Member in its sole and absolute discretion, amounts withheld with respect to any payment, allo-cation or distribution by any Person to the Company, shall be treated as distributions under the applicable provisions of this Agreement to the applicable Members under this Agreement. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any item previously allocated, paid or distributed to such Member, such Member or any successor or assignee with respect to such Member's interest hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement, as the case may be (including any interest, additions and penalties).

          (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 2.7 shall not be construed so as to provide for the indemnification of any Indemnified Person for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 2.7 to the fullest extent permitted by law.

          Section 2.8 PAYMENT OF COSTS AND EXPENSES.

          (a) The Managing Member will be responsible for all legal, accounting, filing and other out-of-pocket expenses of organizing and raising capital for the Company.

          (b) The Company shall pay all taxes imposed on and payable by the Company, all investment expenses (i.e., expenses which the Managing Member reasonably determines to be directly related to the investment of the Company's assets, such as brokerage and commission expenses, fees and expenses of open and closed-end funds, margin, premium and interest expenses, fees and disbursements of transfer agents, registrars, custodians, subcustodians, administrators, investment advisors, and escrow agents and all other investment related expenses of any type), and any extraordinary expenses (such as litigation and indemnification of the Managing Member). The Managing Member shall pay all other operating expenses of the Company; including all general overhead expenses of the Company, which includes the rent of the offices which the Managing Member and Company will occupy, compensation and benefits of the administrative staff and investment professionals of the Company and the Managing Member, any costs or expenses of an advisory board to the Company or the Managing Member, telephones and general purpose office equipment of the Company and the Managing Member.

                                  ARTICLE III

            Capital Contributions; Capital Accounts; and Allocations

          Section 3.1 CAPITAL COMMITMENTS AND CONTRIBUTIONS.

          (a) CAPITAL COMMITMENTS. The Managing Member hereby agrees to make Capital Contributions in an aggregate amount equal to the sum of all Capital Commitments of the Profits Members as set forth in the separate subscription agreements between the Company and each Profits Member (such aggregate amount, the "Managing Member Capital Commitment").

          (b) CAPITAL CONTRIBUTIONS. With respect to each Portfolio Investment, the Managing Member shall make a Capital Contribution to the Company in an amount equal to the amount of the capital to be invested in such Portfolio Investment.

          (c) NO THIRD PARTY BENEFICIARIES. The provisions of this Section 3.1 are intended solely to benefit the Company and the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions to the Company pursuant to this Section 3.1.

          Section 3.2 CAPITAL ACCOUNTS. A capital account (a "Capital Account") shall be established and maintained on the Company's books with respect to each Member, in accordance with the provisions of Treasury Regulations Section 1.704-1(b), including the following:

          (a) Each Member's Capital Account shall be increased by (i) the amount of that Member's Capital Contributions, if any; (ii) the amount of Net Profit (or items thereof) allocated to that Member; and (iii) any other increases required by the Treasury Regulations.

          (b) Each Member's Capital Account shall be decreased by (i) the amount of Net Loss (or items thereof) allocated to that Member; (ii) the amount of Net Loss (or items thereof) allocated to that Member; (ii) all cash amounts distributed to that Member pursuant to this Agreement, other than any amount required to be treated as a payment for property or services for federal income tax purposes; (iii) the fair market value of any property distributed in kind to that Member (net of any liabilities secured by such distributed property that such Member is considered to as-sume or take subject to for federal income tax purposes); and (iv) any other decreases required by the Treasury Regulations.

          (c) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. The Managing Member shall make any necessary modifications to this Section
3.2 in the event events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

          Section 3.3 ALLOCATIONS TO MEMBERS' CAPITAL ACCOUNTS.

          (a) GENERAL RULE. Except as otherwise provided in this Agreement, the Managing Member shall, in its sole and absolute discretion, allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Year in a manner that the Managing Member deems necessary or appropriate to effectuate the intended economic sharing arrangement of the Members as reflected in Article IV.

          (b) REGULATORY AND RELATED ALLOCATIONS. Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations (the "Regulatory Allocation") shall be made to the Capital Accounts of the Members in the following order:

               (i) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.7042(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.7042. This Section 3.3(b)(i) is intended to comply with the minimum gain chargeback requirement in such Treasury Regulations and shall be interpreted consistently therewith.

               (ii) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Period, each Member shall be specially allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Member's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, as determined in accordance with Treasury Regulations Section 1.704-2(i). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 3.3(b)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

               (iii) NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions for any Fiscal Period shall be allocated to the Members in any manner permitted by the applicable Treasury Regulations.

               (iv) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2.

          (c) CURATIVE ALLOCATIONS. The Regulatory Allocations are intended to comply with certain requirements of Treasury Regulations under Section 704 of the Code. Notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Company items of income, gain, loss, deduction and expense among the Members so that, to the extent possible, the net amount of such allocations of other Company items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to this Section 3.3 if the Regulatory Allocations had not been made.

          (d) SECTION 754 ADJUSTMENTS. Pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

          (e) TRANSFER OF OR CHANGE IN INTERESTS. The Managing Member is authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to a newly issued Interest, a transferred Interest and a redeemed Interest. A transferee of an Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Interest.

          (f) CERTAIN EXPENSES. Syndication and organization expenses, as defined in Section 709 of the Code (and to the extent necessary as determined in the sole and absolute discretion of the Managing Member, any other items), shall be allocated to the Capital Account of the Managing Member.

          (g) ALLOCATION PERIODS AND UNREALIZED ITEMS. Subject to applicable Treasury Regulations and other applicable law notwithstanding anything expressed or implied to the contrary in this Agreement, the Managing Member may, in its sole and absolute discretion, determine allocations to Capital Accounts based on an annual, quarterly or other period and/or on realized and unrealized net increases or net decreases (as the case may be) in fair market value of Company property.

          Section 3.4 TAX ALLOCATIONS.

          (a) Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 3.3; provided, however, that tax purposes allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.

          (b) Allocations pursuant to this Section 3.4 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

          (c) The Members are aware of the tax consequences of the allocations made by this Section 3.4 and hereby agree to be bound by the provisions of this
Section 3.4 in reporting their shares of items of Company income, gain, loss, deduction and expense.

          Section 3.5 DETERMINATIONS BY MANAGING MEMBER. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managing Member in its sole and absolute discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything expressed or implied to the contrary in this Agreement, in the event the Managing Member shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article IV, the Managing Member may make such modification without the approval of Profits Members.

          Section 3.6 VALUATION. For Capital Account and tax purposes, subject to the discretion of the Managing Member, Company assets will be valued at their respective cost bases until sale, disposition or other taxable event. Whenever valuation of Company assets or net assets is required by this Agreement, the Managing Member shall determine the fair market value thereof in good faith in accordance with the following description:

          (a) Valuation shall be determined with respect to Marketable Securities (i) that are primarily traded on a securities exchange, at the average of their closing sale prices on the principal securities exchange for which they are traded for the five Business Days immediately preceding and including the date of determination and the five Business Days after the date of the determination or, if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day; and (ii) the principal market for which is or is deemed to be the over-the-counter market, at the average of their closing sales prices on each Business Day during such period, as published by NASDAQ or any similar organization, or if such price is not so published on any such day, the mean between their closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and

          (b) Valuation shall be determined with respect to all other securities or other assets or interests in the Company, other than cash and securities, at the value determined by the Managing Member in good faith considering all factors, information and data determined to be pertinent.

                                   ARTICLE IV

                    Withdrawals and Distributions of Capital

          Section 4.1 WITHDRAWALS AND DISTRIBUTIONS IN GENERAL.(a) No Member shall have the right to withdraw or demand distributions of any amount in its Capital Account, except as expressly provided in this Article IV and in Article VII.

          Section 4.2 CURRENT DISTRIBUTIONS OR PLAN.

          (a) CASH DISTRIBUTIONS. The Company may make distributions of cash revenues, reduced, in the sole and absolute discretion of the Managing Member, by reserves, expenses, fees and taxes, if any, of the Company.

          (b) GENERAL DISTRIBUTIONS. Subject to Section 4.4, net proceeds attributable to the disposition of a Portfolio Investment, together with any dividends or interest income earned with respect to such Portfolio Investment, shall be distributed as follows:

               (i) 100% to the Managing Member until the cumulative amount distributed to the Managing Member pursuant to this clause (i) is equal to the sum of (y) the aggregate Capital Contributions of the Managing Member used to fund the cost of such Portfolio Investment and each other Portfolio Investment previously disposed of and (z) such additional amount as is necessary to provide the Managing Member with a rate of return on the amount of such Capital Contributions equal to the AFR Rate on each such Capital Contribution (such sum of clauses
          (y) and (z), the "AFR Return"); and

               (ii) the remainder to the Profits Members pro rata in accordance with their respective Capital Commitments.

          Section 4.3 DEEMED SALE OF ASSETS. Prior to the dissolution of the Company, the Managing Member intends generally to avoid making in-kind distributions of non-marketable securities. For all purposes of this Agreement,
(i) any property (other than United States dollars) that is distributed in kind to one or more Members with respect to a Fiscal Period (including, without limitation, any such in-kind property that is distributed upon the dissolution and winding up of the Company) shall be deemed to have been sold for an amount of cash equal to its fair market value as determined under Section 3.6, (ii) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining Net Profit and Net Loss, (iii) such gain or loss shall be allocated pursuant to Section

3.3 for such Fiscal Period and (iv) such in-kind distribution shall be made after giving effect to such allocation.

          Section 4.4 RESTRICTIONS ON DISTRIBUTIONS. The foregoing provisions of this Article IV to the contrary notwithstanding, no distribution shall be made:
(a) if such distribution would violate any contract or agreement to which the Company is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Company; (b) to the extent that the Managing Member, in its sole and absolute discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, whether liquidated, fixed, contingent or otherwise; (c) to hedge an existing investment; or (d) to the extent that the Managing Member, in its sole and absolute discretion, determines that the cash available to the Company is insufficient to permit such distribution.

          Section 4.5 DEFICIT RESTORATION AND CLAWBACK BY PROFITS MEMBERS.

          (a) IN GENERAL. If, as of the date of the dissolution of the Company (but in any event not later than 90 days after the last day of the Company's last taxable year), but prior to the application of this Section 4.5, the aggregate amount distributed pursuant to Article IV and Article VII to the Managing Member is not sufficient to provide for the AFR Return, each Profits Member shall, subject to Section 4.5(b), contribute to the Company, an amount that equals the amount of such shortfall determined by the Managing Member to be attributable to the Capital Contributions made by the Managing Member that relate to the Capital Commitment of such Profit Member and the Company shall, subject to applicable law, distribute such amount to the Managing Member.

          (b) CERTAIN TERMINATIONS OF EMPLOYMENT. If a Profits Member forfeits any portion of his Profits Interest pursuant to Section 6.1, such Profits Member shall be required to contribute to the Company an amount equal to the product of
(i) the amount determined under Section 4.5(a) and (ii) the percentage determined under the following table:

           Full years since grant of Profits Interest               Percentage

           Less than 1                                              0%
           1                                                        25%
           2                                                        50%
           3                                                        75%
           4 or more                                                100%
provided that if the Profits Member forfeits his Profits Interest as a result of a termination of employment for Cause or subsequent violation of the Profit Member's Non-Solicitation Agreement or Confidentiality Agreement with Putnam, the percentage shall be 0% (zero).

          Section 4.6 EXCUSE OF MEMBERS FROM A PORTFOLIO INVESTMENT. If the Managing Member, in its sole discretion, determines that it is in the best interests of the Company, the Members or a portfolio company that one or more Members should be excused from participating in a Portfolio Investment, the Managing Member shall modify the terms and provisions of this Article IV as it determines, in its sole and absolute discretion, to be appropriate and equitable.

          Section 4.7 INTEREST. No interest shall be paid or credited to the Members with respect to their Capital Contributions, their Capital Accounts or upon any undistributed funds left on deposit with the Company.

                                   ARTICLE V

                            Admission of New Members

          Section 5.1 ADMISSION OF MEMBERS.

          (a) Members will be admitted to the Company (i) as of the Initial Closing and (ii) at any time after the Initial Closing at the sole and absolute discretion of the Managing Member, subject only to the condition that each new Member agrees to be bound by the terms and provisions hereof. Such agreement to be bound shall be deemed to occur upon admission of such Member, which shall occur as of the date such person is named in the books and records of the Company. Such new Members will have the same rights and obligations of all the Members admitted at the Initial Closing except that such new Members will not participate in Portfolio Investments made prior to their investment in the Company. The Managing Member, in its sole and absolute discretion, may at any time admit or refuse to admit a transferee of an interest as a Member or a substituted Member, or it may replace a terminated Member under Section 6.1(b) with a substituted Member. Such agreement to be bound shall be deemed to occur upon admission of such Member, which shall occur as of the date such person is named in the books and records of the Company. Such substituted Members will have the same rights and obligations of all the Members admitted at the Initial Closing except that such substituted Members will not participate in Portfolio Investments made prior to their investment in the Company. The Managing Member, in its sole and absolute discretion, may at any time admit or refuse to admit a transferee of an interest as a Member or a substitute Mem-ber, or it may replace a terminated Member under Section 6.1(b) with a substitute Member.

          (b) The Managing Member may appoint and admit a new Managing Member immediately prior to its transfer of its interest if such new Managing Member satisfies the requirements set forth in Section 1.7(b).

                                   ARTICLE VI

           Withdrawal, Termination of Employment, Death, Incompetency

          Section 6.1 WITHDRAWAL OF MEMBERS; TERMINATION OF EMPLOYMENT.

          (a) A Member shall not have the right to withdraw from the Company except with the prior written consent of the Managing Member, which consent may be granted or withheld in its sole and absolute discretion.

          (b) If the employment of a Profits Member by the Managing Member or an Affiliate thereof terminates for any reason other than a Special Termination prior to the earlier of (i) the eighth anniversary of the date of this Agreement or (ii) the date of a Change in Control of MMC or a Change in Control of Putnam, such Profits Member shall forfeit his Profits Interest to the extent described in Section 6.1(f).

          (c) Unless otherwise determined by the Managing Member (such determination to occur only in individual isolated situations), in the case of any Special Termination any Profits Interest held by the Member shall be fully vested as of the date of such termination and shall not be forfeited, subject to compliance with the terms of any Non-Solicitation or Confidentiality Agreement with Putnam.

          (d) Unless otherwise determined by the Managing Member, in the event that a Profits Member breaches such Profits Member's Non-Solicitation Agreement with Putnam, such Profits Member shall: (i) forfeit his Profits Interests to the extent described in Section 6.1(f) and (ii) be required promptly to repay 50% of all amounts previously distributed to such Profits Member pursuant to this Agreement.

          (e) Unless otherwise determined by the Managing Member, in the event that a Profits Member breaches such Profits Member's Confidentiality Agreement with Putnam, such Profits Member shall forfeit his Profits Interests to the extent described in Section 6.1(f).

          (f) Notwithstanding any other term or provision of this Agreement, if a Profits Member forfeits his interest pursuant to this Section 6.1, (i) such Profits Member shall have no further right to receive distributions of any kind from the Company pursuant to this Agreement or to consent to or vote on any matter requiring the consent or vote of any member of the Company; (ii) such Profits Member shall continue to have the obligation set forth in Section 4.5; and (iii) the Managing Member shall receive all distributions that previously would have been made to such Profits Member. The Managing Member shall have the right, in its sole and absolute discretion, to cause a Profits Member to forfeit a portion rather than all of his Profits Interest pursuant to this Section 6.1.

          Section 6.2 EFFECT OF DEATH, ETC. The death, disability, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member shall not dissolve the Company or class thereof. The legal representatives, if any, of a Member shall succeed as assignee to the Member's interest in the Company upon the death, incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a substituted member without the consent of the Managing Member in its sole and absolute discretion.

          Section 6.3 LIMITATIONS ON WITHDRAWAL OF CAPITAL ACCOUNTS. The right of any Member or the legal representatives of such Member to have distributed any of such Member's Capital Accounts pursuant to this Article VI is subject to the provision by the Managing Member for all Company liabilities in accordance the Delaware Limited Liability Company Act, and for reserves for contingencies established by the Managing Member in good faith.

          Section 6.4 WITHDRAWAL, REMOVAL OR REPLACEMENT OF MANAGING MEMBER. The Managing Member may resign or withdraw effective at any time upon 30 days' prior written notice to the Members. The Profits Members shall have no right to remove or replace the Managing Member or to continue the Company upon the resignation, withdrawal, bankruptcy or insolvency of the Managing Member.

                                  ARTICLE VII

                       Duration and Termination of Company

          Section 7.1 DURATION. The term of the Company will be unlimited unless terminated in accordance with the Delaware Limited Liability Company Act. There shall be a dissolution of a class of the Company and its affairs shall be wound up upon the first to occur of any of the following events:

               (i) The termination or liquidation of the THL Fund V, subject to extension in the sole discretion of the Managing Member; or

               (ii) The withdrawal or dissolution and commencement of winding up of the Managing Member, or the assignment by the Managing Member of its entire interest in the Company in contravention of this Agreement, or the occurrence of any other event that causes the Managing Member to cease to be a managing member of the Company under the Delaware Limited Liability Company Act unless, within 90 calendar days after the occurrence of such event, a substitute managing member is appointed by the Managing Member effective as of such event; or

               (iii) A decision, made by the Managing Member in its sole and absolute discretion, to dissolve the Company; or

               (iv) The entry of a decree of judicial dissolution.

          Section 7.2 TERMINATION. On termination of the business of the Company, the Managing Member shall, within no more than 30 days after completion of a final audit of the Company's books and records (which shall be performed within 90 days of such termination), make distributions, out of Company assets in the following manner and order:

          (a) to payment and discharge of the claims of all creditors of the Company who are not Members;

          (b) to payment and discharge of the claims of all creditors of the Company who are Members;

          (c) to the Members or their respective legal representatives in accordance with the positive balances in their respective Capital Accounts, after taking into account all adjustments to Capital Accounts for all periods.

                                  ARTICLE VIII

                   Accounting, Tax Returns; Reports to Members

          Section 8.1 ACCOUNTING.

          (a) The books and records of the Company shall be kept on the cash basis or the accrual basis, as determined by the Managing Member in its sole and absolute discretion. The Company shall report its operations for tax purposes on the cash method or the accrual method, as determined by the Managing Member in its sole and absolute discretion. The taxable year of the Company shall be the calendar year, unless the Managing Member shall designate another taxable year for the Company that is a permissible taxable year under the Code.

          (b) The books and records of the Company shall be audited by independent certified accountants selected by the Managing Member, as of the end of each Fiscal Year.

          Section 8.2 FILING OF TAX RETURNS. The appropriate officers of the Company shall prepare and file, or cause the Company's accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Company. The Managing Member has sole and absolute discretion as to whether or not to prepare and file (or cause its accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Members where and to the extent permissible under applicable law. Each Member hereby agrees to execute any relevant documents (including a power of attorney authorizing such a filing), to furnish any relevant information and otherwise to do anything necessary in order to facilitate any such composite, group or similar filing. Any taxes paid by the Company in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Members (with interest being charged thereon) and shall be recouped by the Company out of any distributions subsequently made to such relevant Members. Such advances may be funded by Company borrowing. Both the deduction for interest payable by the Company with respect to any such borrowing, and the corresponding income from interest received by the Company from the relevant Members, shall be specifically allocated to such Members. The books and records of the Company shall be audited by independent certified accountants selected by the Managing Member, as of the end of each Fiscal Year.

          Section 8.3 TAX MATTERS MEMBER. The Managing Member shall be designated as the tax matters partner for the Company (the "Tax Matters Member") as provided in Section 6231(a)(7) of the Code. Each Person (for purposes of this Section 8.3, called a "PassThru Member") that holds or controls an Interest on behalf of, or for the benefit of another Person or Persons, or which PassThru Member is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Member of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interest through such PassThru Member. In the event that the Company shall be the subject of an income tax audit by any federal, state or local authority, to the extent such class of the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

          Section 8.4 ANNUAL REPORTS TO MEMBERS. Within 90 days after the end of each Fiscal Year (or as soon thereafter as practicable), the Company shall prepare and mail to each Person who was a Member during such Fiscal Year, or shall cause others to do so, a financial report setting forth the following:

          (a) a balance sheet of the Company as of the close of such Fiscal Year; and

          (b) a statement showing the Net Income or Net Loss for such Fiscal Year in reasonable detail.

          The financial report for the Company for each Fiscal Year shall be accompanied by the report thereon of the independent accountants selected by the Managing Member and a statement, addressed separately to each Member, of the amount of each of the Capital Accounts of such Member as of the close of such Fiscal Year. The Company shall not be required to provide to any Member in writing any listing of its assets or liabilities or any portion thereof.

          Section 8.5 TAX INFORMATION. Within 90 days after the end of each taxable year of the Company or as soon thereafter as practicable, the Company shall prepare and distribute to each Member and, to the extent necessary each former Member (or such Member's legal representatives), at the expense of the Company, a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member's legal representatives) to prepare its respective federal, state and local income tax returns in accordance with the laws, rules and regulations then prevailing. The Company shall also provide Schedules K-1 to Members as soon as practicable after the end of each taxable year of the Company.

                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1 GENERAL. This Agreement: (i) shall be binding on the executors, administrators, estates, heirs, and legal successors and representatives of the Members; and (ii) may be executed, through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the Managing Member and that the counterparts, in the aggregate, shall have been signed by all of the Members.

          Section 9.2 POWER OF ATTORNEY. Each of the Members hereby appoints the Managing Member, or any of its officers, if any, (and any substitute or successor managing member or any officer thereof or of the Company) each acting individually, as the true and lawful representative of such Member and attorney-in-fact, in such Member's name, place and stead:

          (a) to receive and pay over to the Company on behalf of such Member, to the extent set forth in this Agreement, all funds received hereunder;

          (b) to complete or correct, on behalf of such Member and in accordance with such Member's instructions, all documents to be executed by such Member in connection with such Member's subscription for an interest in the Company, including, without limitation, filling in or amending amounts, dates, and other pertinent information; and

          (c) to make, execute, sign, acknowledge, swear to and file: (i) a Certificate of Limited Company of the Company and all amendments thereto as may be required under the Delaware Limited Liability Company Act including, without limitation, any such filing for the purpose of admitting the undersigned and others as Members and describing their initial or any increased Capital Contributions; (ii) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Liability Company); (iii) any business certificate, fictitious name certificate, amendment thereto, or other instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Company, or required by any applicable federal, state or local law; (iv) any counterparts of this Agreement and any amendments to which such Member is a signatory which have been adopted as provided in this Agreement; (v) any amendments to any such amendments (as provided in this Agreement); and (vi) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the Managing Member considers necessary or desirable to carry out the purposes of this Agreement, and the business of the Company.

          The power of attorney hereby granted by each of the Members is coupled with an interest, is irrevocable, shall survive the transfer of the Member's interest in the Company and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Member.

          Such representative and attorney-in-fact shall not have any right, power or authority to amend or modify this Agreement when acting in such capacity.

          Section 9.3 AMENDMENTS TO AGREEMENT. The terms and provisions of this Agreement may be modified or amended at any time and from time to time (i)(A) with the written consent of Members holding a Majority of the Unaffiliated Interests or (B) by notice mailed to the address of record of each Member which is not objected to in writing within 30 days of mailing by Members holding a Majority of the Unaffiliated Interests and (ii) with the written consent of the Managing Member; provided, however, that without the consent of the Members the Managing Member may amend the Agreement or the Schedule hereto to (i) reflect changes validly made in the membership of the Company and the Capital Contributions of the Members; (ii) reflect a change in the name of the Company;
(iii) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Company as a limited liability company in which the Members have limited liability under the laws of any state, or ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; (iv) make a change that does not adversely affect the Members in any material respect; (v) make a change that is necessary or desirable to cure any ambiguity or mistake, or to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement or that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state statute, so long as such change is made in a manner which minimizes any adverse effect on the Members; or that is required or contemplated by this Agreement; (vi) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Managing Member or the Company pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (vii) prevent the Company or the Managing Member from in any manner being (A) deemed an "investment company" subject to registration and regulation under the provisions of the Investment Company Act, (B) treated as a "publicly traded partnership" for purposes of Section 7704 of the Code, or (C) subject to federal income tax as an association taxable as a corporation; or (viii) make any amendment necessary to give effect to the terms of, and amendments agreed to by investors in THL Fund V; or (ix) make any other amendments similar to the foregoing. To the extent an amendment relates to particular classes only those classes affected shall vote thereon, with such determination to be made by the Managing Member in its sole discretion. The same voting procedures shall apply to class specific amendments as above. Each affected Member, however, must consent to any amendment which would (a) reduce such Member's Capital Account or rights of contribution or withdrawal; (b) reduce the protections provided by this sentence and the following sentence to such Member; (c) result in the Company being treated as an association taxable as a corporation for federal income tax purposes; (d) reduce the right of such Member to share in the profits of the Company; or (e) increase such Member's liability with respect to losses and expenses of the Company. Notwithstanding any provision in this Agreement to the contrary, no amendment to this Agreement shall increase the liability of a Member without such Member's consent.

          Section 9.4 CHOICE OF LAW. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Delaware Limited Liability Company Act as now adopted or as may be hereafter amended shall govern the limited liability company aspects of the Agreement.

          Section 9.5 SURVIVAL. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

          Section 9.6 NOTICES. Each notice relating to this Agreement shall be in writing and delivered in person, by facsimile, by courier, Federal Express or similar delivery service or by registered or certified mail. The receipt of any notice transmitted by facsimile must be confirmed by any means acceptable in the preceding sentence to be effective, provided, however, that such a confirmation does not, in turn, have to be confirmed. All notices to the Company shall be addressed to its principal office and place of business. All notices addressed to a Member shall be addressed to such Member at the address provided to the Company by such Member and set forth in the books and records of the Company. Any Member may designate a new address by notice to that effect given to the Company. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when faxed or mailed by registered or certified mail to the proper address, the Business Day after deposit with an overnight courier or when delivered in person.

          Section 9.7 GOODWILL. No value shall be placed on the name or goodwill of the Company, which shall belong exclusively to the Managing Member.

          Section 9.8 HEADINGS. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in constructing the terms and provisions of this Agreement.

          Section 9.9 CONSTRUCTION AND INTERPRETATION. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement, or with respect to the interpretation of this Agreement, the Managing Member is hereby authorized to make a final determination with respect to any such question and to interpret this agreement in such a manner as it shall deem fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. Whenever possible, the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under said applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

          Section 9.10 CONFIDENTIALITY. No Member shall have the right to inspect the books and records of the Company with respect to another Member's Capital Account. Nothing in this Section 9.10 shall prevent a Member from inspecting the books and records with respect to the Member's own Capital Account.

          Section 9.11 CONSENT TO JURISDICTION. All Members expressly agree that all disputes hereunder with respect to the Company's interpretation of this Agreement or any other matters related to the Company or this Agreement shall be brought in the Court of Chancery, New Castle County, Delaware.

                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

MANAGING MEMBER:                           PROFITS MEMBER:

                                           ------------------------------------
Putnam Investment Holdings, LLC            Signature of Profits Member


By:                                        ------------------------------------
   --------------------------------------    Print Name of Profits Member

Name:
     ------------------------------------

Title:
      -----------------------------------

             Putnam Investments Employees' Securities Company II LLC

                                   SCHEDULE A

                                                            Dated: June 15, 2001


                                     Part I

                                 MANAGING MEMBER

                                             Amount of Capital     Total Capital
Name and Address                             Commitment            Contributions
Putnam Investment Holdings, LLC
One Post Office Square
Boston, Massachusetts 02109


                                     PART II

                                 PROFITS MEMBERS

          Name and Address

          [See attached Schedule]